Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Poinsett Financial Corporation

     We consent to the use of our reports dated December 19, 1997 at and for the years ended September 30, 1997 and 1996 and December 2, 1996 at and for the year ended September 30, 1995, with respect to the financial statements of Poinsett Financial Corporation included in registration statement (Form S-4) for Carolina First Corporation and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus for the acquisition of Poinsett Financial Corporation.

                                              /s/ Elliott, Davis & Company, LLP
                                                  ELLIOTT, DAVIS & COMPANY, LLP

Greenville, South Carolina
August 4, 1998